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                                                                  Exhibit 10.9.1

                             EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (hereinafter referred to as this "Agreement") is entered into by and between the following parties on June 22, 2007 in Shenzhen:

PLEDGEE:

     PARTY A: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.

              Registered address: Neptunus Building A-15B, Nanshan District, Shenzhen

PLEDGORS:

     PARTY B: SHENZHEN NEPSTAR MANAGEMENT CONSULTING CO., LTD.

              Registered address: Neptunus Building A-15C, Nanhai Avenue, Nanshan District, Shenzhen

     PARTY C: SHENZHEN NEPSTAR INFORMATION AND TECHNOLOGY SERVICE CO., LTD.

              Registered address: Neptunus Building A-15D, Nanhai Avenue, Nanshan District, Shenzhen

(hereinafter, Party B and Party C collectively referred to as "Pledgors")

Whereas:

1. Party A is a limited liability company incorporated and registered in Shenzhen in accordance with law of People's Republic of China ("PRC") to engage in pharmaceutical wholesale, computer network technology development and technology consulting and service in accordance with law as approved by relevant PRC governmental authorities.

2. Party A entered into a Loan Agreement with Party B and Party C on June 13, 2007, according to which Party A, through Shenzhen Bagualing Branch of Industrial Bank Co., Ltd., extends a loan with an aggregate amount of Renminbi 36,000,000 to Party B and Party C.

3. Party A entered into Supply Agreement, Trade Name License Agreement and Logistics Service and Information Technology Support Agreement with each Regional chain company on April 28, 2007.

Therefore, to guarantee the repayment by the Pledgors of the loan under the Loan Agreement and ensure each regional chain company of which the Pledgors are shareholders to perform its obligation under the Supply Agreement, Trade Name License Agreement and Logistics Service and Information Technology Support

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Agreement, through friendly discussion, the Pledgee and the Pledgors enter into this Agreement in accordance with the following provisions.

1.   DEFINITIONS

     Unless otherwise provided by this Agreement, the following terms shall have the following meaning:

     1.1 "Pledge Right" means the whole content as set forth in Article 2 hereof.

     1.2 "Equity" means all equity interest legally held by each Pledgor in each Regional Chain Company. For the specific equity proportion, please refer to Annex I of this Agreement.

     1.3 "Shareholders of Pledgors": Tu Feng and Zhou Liping, who hold 100% equity interest in Party B and Party C respectively.

     1.4 "Regional Chain Companies" means the limited liability companies jointly owned by the Pledgee and the Pledgors engaging in pharmaceutical wholesale and resale inside China as set forth in Annex I hereof.

     1.5  "Term of Pledge" means the period provided in Article 3.2 hereof.

     1.6 "Principal Agreements" means the Loan Agreement, Supply Agreement, Trade Name License Agreement and Logistics Service and Information Technology Support Agreement.

     1.7  "Breach Event" means any event as set forth in Article 7.1 hereof.

     1.8 "Breach Notice" means the notice sent by the Pledgee to notify existence of any Breach Event in accordance with this Agreement.

2.   PLEDGE

     Pledgor pledge all of their Equity in each regional chain company to the Pledgee as security for (i) all their debts under the Loan Agreement and
     (ii) all debts of the regional Chain companies under the Supply Agreement, Trade Name License Agreement and Logistics Service and Information Technology Support Agreement. The Pledge of Equity refers to the right of the Pledgee to get preferential repayment with the value of Equity directly or from the proceeds from auction or sale of the Equity pledged by the Pledgors to the Pledgee.

3.   SCOPE OF SECURITY AND TERM OF PLEDGE

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     3.1  Scope of Security

          The scope of security is all debts of each Pledgor under the Loan Agreement and/or all debts of each regional chain company under other Principal Agreements, including without limitation, the principal and interest (if any) of the loan, all payables, liquidated damage, all losses incurred by the Pledgee due to breach of the Pledgors and/or Regional Chain Companies and all expenses arising in exercise of Pledge Right by the Pledgee.

     3.2  Term of Pledge

          3.2.1 The Pledge under this Agreement shall become effective on the date when the pledge is recorded on the shareholders list of each regional chain company and the term will end two (2) years after the performing period of all debts under each of the Principal Agreements expires. Meanwhile, each party shall make its best effort to assist the registration of the pledge with relevant industry and commerce administration authorities of the regional Nepstar companies.

          3.2.2 During the term of pledge, if Pledgors fail to perform their obligations under the Loan Agreement or any of the regional Nepstar companies fails to perform its contractual obligation under the Supply Agreement, Trade Name License Agreement and/or Logistics Service and Information Technology Support Agreement, the Pledgee shall have the right to dispose of the Pledge in accordance with this Agreement.

4.   REGISTRATION OF PLEDGE RIGHT

     4.1 In five (5) working days after the execution of this Agreement, the Pledgors and the Pledgee shall assist the regional Nepstar companies in recording the pledge hereunder onto shareholder list of each regional chain company and meanwhile go through pledge registration procedures with competent industry and commerce administration authority of the corresponding regional chain company (if practicable).

5.   REPRESENTATION AND WARRANTY OF THE PLEDGORS

     5.1 The Pledgors are limited liability companies legally established and effectively existing under PRC law.

     5.2 The Pledgors have all corporate right and authority to execute, deliver and implement this Agreement. The execution, delivery and implementation have been properly authorized by corporate power bodies of the Pledgors.

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     5.3  The Pledgors are the legal holder of the Equity.

     5.4 Except the Pledge created hereunder for the benefit of the Pledgee, the Pledgors have not created any other pledge or other encumbrances on the Equity.

6.   UNDERTAKINGS OF THE PLEDGORS

     6.1 During the term of this Agreement, the Pledgors undertake to the Pledgee for the benefit of the Pledgee:

          6.1.1 that the Pledgors will maintain legal existence of the Pledgors and without prior written consent of the Pledgee, neither dissolve, liquidate, suspend, cease operation nor cancel registration;

          6.1.2 that other than holding equity interest in the Regional Chain Companies, without prior written consent of the Pledgee, the Pledgors neither engage in any lending, operation and/or investment activity nor make any increase or decrease of registered capital;

          6.1.3 that without prior written consent of the Pledgee, the Pledgors may not transfer the Equity, nor create or permit any pledge on the Equity that may affect the right and interest of the Pledgee;

          6.1.4 that the Pledgors shall first deposit any income from the regional Nepstar companies (including dividends distributed to the Equity) into designated account as security fund for the loan and may not distribute such income without written consent of the Pledgee. Upon request of the Pledgee, such income shall first be paid to the Pledgee as repayment of the loan;

          6.1.5 that the Pledgee has the right, as it considers to be necessary, to request the Shareholders of Pledgors to transfer all or part of their equity in the Pledgors to any third party designated by the Pledgee which satisfies the requirements of PRC laws and regulations. The price of such equity transfer shall be equal to the amount of registered capital represented by such equity, unless the applicable PRC laws and regulations require evaluation of the equity or have other restriction towards the price. If the PRC laws and regulations applicable at the time when the Pledgee raises such equity transfer request in accordance with this Article require evaluation of the equity or impose other restriction on the price, the parties agree that the price for the equity to be transferred shall be the lowest as permitted by applicable law. When the Pledgee raises such

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                equity transfer request in accordance with this Article, the
                Pledgors shall assist the Shareholders of Pledgors to transfer their equity in the Pledgors, execute relevant documents and satisfy relevant procedures of equity transfer. The price for the equity sold by the Shareholders of Pledgors under this Article shall first be deposited into designated account as security fund for the loan and may not be used without written consent of the Pledgee. Upon request of the Pledgee, such price of equity transferred may first be used to repay the loan of the Pledgors under the Loan Agreement;

          6.1.6 that to the extent as permitted by PRC law, the Pledgee has the right to request the Pledgors to sell all or part of their Equity to the Pledgee or any third party designated by the Pledgee which satisfies the requirements of PRC law. The price for the Equity transferred shall be equal to the purchase price initially paid by the Pledgors, unless the applicable PRC laws and regulations require evaluation of the equity interest or impose other restrictions on the price. If the PRC laws and regulations, applicable at the time when the Pledgee raises the request of Equity transfer, require evaluation of the equity interest or impose other restrictions on the price, the parties agree that the price for the equity interest to be transferred shall be the lowest as permitted by applicable law. When the Pledgee raises such Equity transfer request in accordance with this article, the Pledgors shall transfer such Equity, execute relevant documents and assist in satisfying relevant procedures for such Equity transfer according to the request of the Pledgees. The price for sale of such Equity of the Pledgors shall be first used to repay to the Pledgee the loan under the Loan Agreement;

          6.1.7 that if any regional chain company is liquidated, the Pledgors shall sell their asset distributed from such regional chain company in liquidation to the Pledgee in the price no higher than the purchase price for their equity in such regional chain company, to offset debt of the Pledgors under the Loan Agreement at the same amount. If the asset distributed is cash, the Pledgors shall first use such cash to repay the their debt under the Loan Agreement;

          6.1.8 that the Pledgors shall grant all voting rights in the shareholders' meeting of each regional chain company to the Pledgee. Meanwhile, the Pledgors shall grant all voting rights of the directors appointed by them in each to the directors appointed by the Pledgee in each regional chain company.

          6.1.9 that the Pledgors will comply with and implement all provisions of laws and regulations concerning pledge on right, when receiving any notice,

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                 order or advice from relevant supervising authorities in
                 connection with the Pledge Right, show such notice, order or advice in five (5) days to the Pledgee and comply with such notice, order or advice, or present objection and representation with respect to above matter upon reasonable request of the Pledgee or under consent of the Pledgee; and

          6.1.10 that the Pledgors will promptly notify the Pledgee of any event or notice received that may affect the Pledgors' Equity or any part of rights, as well as any event or notice received that may change or affect any warranty or obligation of the Pledgors under this Agreement.

     6.2 The Pledgors agree that the right of the Pledgee to exercise the rights as a pledgee in accordance with this Agreement shall not be interrupted or deterred by the Pledgors or any successor or consigner of the Pledgors or any other preson through legal proceedings.

     6.3 The Pledgors undertake to the Pledgee that to protect or perfect security under this Agreement for repayment of loan and performance of obligations under the Principal Agreements, the Pledgors will faithfully enter into and cause other parties involved in connection with the Pledge Right to enter into all right certificates and covenants required by the Pledgee and/or take and cause other parties involved to take actions required by the Pledgee and provide convenience for the Pledgee to exercise its rights and authorities granted by this Agreement.

     6.4 The Pledgors undertake to the Pledgee that for the benefit of the Pledgee, the Pledgors will comply with and implement all warranties, undertakings, agreements, representations and conditions. In case that either Pledgor fails to implement or fails to fully implement any of its warranties, undertakings, agreements, representations and conditions, such Pledgor shall indemnify all losses caused to the Pledgee.

7.   BREACH EVENT

     7.1  The following events shall be deemed as Breach Events:

          7.1.1 that the Pledgors fail to perform all or part of their obligations under the Loan Agreement;

          7.1.2 that any regional chain company fails to or refuses to perform all or party of its obligations under the Product Supply Agreement, Trade Name License Agreement and/or Logistics Service and IT Support Agreement in accordance with such agreements;

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          7.1.3 that there is material misleading information or mistake with any representation or warranty of the Pledgors under Article 5 of this Agreement and/or that either Pledgor is in breach of any warranty under Article 5 of this Agreement;

          7.1.4 that either Pledgor is in breach of any undertakings under
                Article 6 of this Agreement;

          7.1.5 that either Pledgor is in breach of any other provision of this Agreement;

          7.1.6 that the Pledgors waive the Equity pledged or transfer the Equity pledged without written consent of the Pledgee;

          7.1.7 that any external borrowing, security, compensation, undertaking or other repayment liability of either Pledgor (i) is required to be repaid or performed ahead of expiry due to breach of contract; or (ii) has been due but cannot be repaid or performed as scheduled which make the Pledgee consider that the ability of such Pledgor to perform its obligation hereunder has been affected;

          7.1.8 that this Agreement is held to be illegal or either Pledgor is unable to continue with performance of its obligations hereunder due to any reason other than force majeure; or

          7.1.9 that there is adverse change with property of either Pledgor which make the Pledgee consider that the ability of such Pledgor to perform its obligation hereunder has been affected.

     7.2  When knowing or discovering existence of any event set forth in
          Article 7.1 or occurrence of any event that may result in any of the above events, the Pledgors shall notify the Pledgee in writing immediately.

     7.3 Unless the Breach Events set forth in Article 7.1 has been resolved to the satisfaction of the Pledgee, the Pledgee may provide the Pledgors a Breach Notice in writing at any time when or after such Breach Event occurs, requiring the Pledgors to repay the amount payable under the Loan Agreement and the Regional Chain Companies to pay any amount payable under the Product Supply Agreement, Trade Name License Agreement and Logistics Service and IT Support Agreement and perform obligations under such Agreements, or may dispose of the Pledge Right in accordance with Article 8 hereof.

8.   EXERCISE OF PLEDGE RIGHT

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     8.1  To exercise the Pledge Right, the Pledgee shall provide the Pledgors a
          Breach Notice.

     8.2 Subject to Article 7.3 hereof, the Pledgee may dispose of the Pledge Right at the same time as or at any time after sending the Breach Notice according to Article 7.3.

     8.3 The Pledgee shall be entitled to convert all or part of the Equity hereunder into money (the converted price shall not be higher than the purchase price paid by the Pledgors to obtain such Equity) to offset the debts or get repayment with priority from the proceeds of auction or sale of such Equity through legal procedures, until the fees unpaid by the Regional Chain Companies under the Product Supply Agreement, Trade Name License Agreement and Logistics Service and IT Support Agreement and the loan of the Pledgors under the Loan Agreement and any other payable amounts have been paid up.

     8.4 When the Pledgee dispose of its Pledge Right in accordance with this Agreement, the Pledors shall not make any hindrance but shall provide assistance as necessary to ensure the Pledgee's implementation of its Pledge Right.

9.   ASSIGNMENT OF AGREEMENT

     9.1 Without prior written consent of the Pledgee, the Pledgors have no right to confer or transfer any part or all of their rights and obligations hereunder.

     9.2 This Agreement is binding on the Pledgors and their respective successors or inheritors and is valid to the Pledgee and each successor, inheritor or assignee as permitted by the Pledgee.

     9.3 The Pledgee may, at any time, subject to the permission of laws, transfer all or any of its rights or obligations under the Loan Agreement, Product Supply Agreement, Trade Name License Agreement and Logistics Service and IT Support Agreement to any person (natural person/legal person) designated by it. In such case, the assignee shall have and assume the rights and obligations of the Pledgee under this Agreement as it is a party hereto. To transfer its rights and obligations under the Loan Agreement, Product Supply Agreement, Trade Name License Agreement and Logistics Service and IT Support Agreement, the Pledgee will only need to provide the Pledgors a written notice and the Pledgors shall enter into agreements and/or documents relevant with such assignment as required by the Pledgee.

     9.4 In case of change of the Pledgee due to assignment, the new parties to the pledge shall enter into a new pledge agreement.

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10.  EFFECTIVENESS

     This Agreement is executed on the date as set forth above and becomes effective on the date when the authorized representatives of the parties sign on this Agreement respectively. This Agreement shall be binding on the Parties once upon effectiveness.

11.  TERMINATION

     11.1 After the loan under the Loan Agreement and relevant amounts under the Product Supply Agreement, Trade Name License Agreement and Logistics Service and IT Support Agreement have been paid up and the Pledgors have no more obligation under the Loan Agreement and the Regional Chain Companies have no more obligation under the Product Supply Agreement, Trade Name License Agreement and Logistics Service and IT Support Agreement, this Agreement shall terminate and the Pledgee shall cancel or terminate this Agreement within the earliest reasonable practicable time.

     11.2 After this Agreement terminates, the rights and obligations of the parties under Article 14 and 15 hereunder shall continue to be effective.

12.  COMMISSION AND OTHER EXPENSES

     12.1 All fees and out-of-pocket expenses related to this Agreement, including without limitation, legal expenses, document costs, stamp tax and any other taxes and expenses shall all be born by the Pledgee. If it is required by law for the Pledgors to pay relevant taxes and fees, the Pledgee shall fully reimburse Pledgors all taxes and fees paid.

13.  FORCE MAJEURE

     13.1 "Force Majeure" means any event that is beyond reasonable control of one party and is not avoidable even under reasonable attention of the affected party, including without limitation, governmental act, natural power, fire, explosion, storm, flood, earthquake, tide, lightening and war, provided that, the deficiency of credit, capital or fund-raising shall not be deemed as an event out of reasonable control of one party. The party affected by Force Majeure shall notify such exemption event to the other party.

     13.2 In the event of delay or suspension of implementation of this Agreement due to any Force Majeure as defined above, the party affected by such Force Majeure will not be required to assume any liability under this Agreement in the extent of delay or suspension. The affected party shall take appropriate

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          measures to diminish or eliminate the influence of such Force Majeure and shall try to resume with performance of obligation delayed or suspended by such Force Majeure. Upon elimination of Force Majeure, the parties agree to resume performance under this Agreement at its best effort.

14.  CONFIDENTIAL RESPONSIBILITY

     The parties to this Agreement acknowledge and confirm that any oral or written materials exchanged with each other concerning this Agreement are confidential. All parties shall keep all of such materials in confidentiality and may not disclose to any third party any relevant material without written consent of the other parties, except (a) materials that have been or will be known by the public (only if it is not disclosed by the receiving party to the public without permission); (b) materials disclosed as required by applicable law or rules or regulations of any stock exchange; or (c) materials disclosed to the legal or financial advisor of any party in connection with the transaction as involved herein, provided that such legal or financial advisor shall assume similar confidential responsibility as that under this provision. The disclosure by any employee or engaged entity of either party will be deemed as disclosure of such party and such party shall be liable for its breach in accordance with this Agreement.

15.  RESOLUTION OF DISPUTE

     15.1 This Agreement shall be governed by and interpreted according to PRC law.

     15.2 In event of any dispute arising among the parties concerning the interpretation and implementation of any provision under this Agreement, the parties shall resolve such dispute through discussion in good faith. In case of failure to discuss, any party may submit relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then valid arbitration rules. The place of arbitration shall be Shenzhen and the language to be used in such arbitration shall be Chinese. The arbitration award shall be final and binding on the parties.

16.  NOTICE

     Any notice sent by any party hereto for exercise or performance of its right or obligation under this Agreement shall be made in writing. In case of personal delivery, the notice will deemed to be delivered at the time when delivered; in case of tele-fax or facsimile, at the time of transmission. If the delivery date is not a business day or the delivery is made after business time, the next following business day of such date will be the delivery date. The delivery place refers to the addresses of the parties hereto on the first page of this Agreement or other addresses notified at any time in writing. In writing includes in facsimile and

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     telefax.

17.  ENTIRENESS OF AGREEMENT

     The parties confirm that upon effectiveness, this Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and completely supersedes all prior oral or/and written agreement and understanding among the parties before this Agreement with respect to the subject matter hereof.

18.  SEVERALTY OF AGREEMENT

     If any provision under this Agreement is held to be invalid or unenforceable due to conflict with relevant law, then such provision shall be deemed to be invalid only in the extent of jurisdiction of relevant law and may not affect the legal effect of other provisions hereof.

19.  ANNEX OF AGREEMENT

     The annex attached to this Agreement is an indivisible part of the Agreement.

20.  AMENDMENT AND SUPPLEMENT TO AGREEMENT

     20.1 The parties may make amendment and supplement to this Agreement through written agreement. With appropriate signature of the parties, such amendment agreement and supplementary agreement related to this Agreement shall be a component part of this Agreement. In case that there is any conflict between any amendment agreement or supplementary agreement entered into by the parties after this Agreement and this Agreement, such amendment agreement or supplementary agreement made later shall prevail.

     20.2 This Agreement as well as any amendment, supplement or modification hereto shall be made in writing and shall become effective after signed and sealed by the parties.

21.  COPIES OF AGREEMENT

     This Agreement is made in Chinese with six originals, of which one shall be kept by each of Party A, Party B and Party C, the rest shall be used for registration and filing. Each original shall have equal legal effect.

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IN WITNESS WHEREOF, the parties have caused their respective legal representative or authorized representative to sign on this Agreement on the date set forth above as proof of credit.

PLEDGEE: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.


Legal Representative/ authorized representative: /s/ Simin Zhang


Seal: /s/ Shenzhen Nepstar Pharmaceutical Co., Ltd.


PLEDGOR: SHENZHEN NEPSTAR MANAGEMENT CONSULTING CO., LTD.


Legal Representative/ authorized representative: /s/ Feng Tu


Seal: /s/ Shenzhen Nepstar Management Consulting Co., Ltd.


PLEDGOR: SHENZHEN NEPSTAR INFORMATION AND TECHNOLOGY SERVICE CO., LTD.


Legal Representative/ authorized representative: /s/ Liping Zhou


Seal: /s/ Shenzhen Nepstar Information and Technology Service Co., Ltd.

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                                     ANNEX I

               EQUITY PLEDGED BY THE PLEDGORS UNDER THIS AGREEMENT

          Shenzhen Nepstar Management Consulting Co., Ltd. pledges:

          10% of the shares in Shenzhen Nepstar Chain Co., Ltd. 16% of the shares in Guangzhou Nepstar Chain Co., Ltd. 16% of the shares in Jiangsu Nepstar Chain Co., Ltd. 2.5% of the shares in Shandong Nepstar Chain Co., Ltd. 16% of the shares in Shanghai Nepstar Chain Co., Ltd. 16% of the shares in Sichuan Nepstar Chain Co., Ltd. 16% of the shares in Hangzhou Nepstar Chain Co., Ltd. 16% of the shares in Ningbo Nepstar Chain Co., Ltd. 20% of the shares in Tianjin Nepstar Chain Co., Ltd. 20% of the shares in Qingdao Nepstar Chain Co., Ltd.

          Shenzhen Nepstar Information and Technology Service Co., Ltd. pledges:

          41% of the shares in Shenzhen Nepstar Chain Co., Ltd. 35% of the shares in Guangzhou Nepstar Chain Co., Ltd. 35% of the shares in Jiangsu Nepstar Chain Co., Ltd. 48.5% of the shares in Shandong Nepstar Chain Co., Ltd. 35% of the shares in Shanghai Nepstar Chain Co., Ltd. 35% of the shares in Sichuan Nepstar Chain Co., Ltd. 35% of the shares in Hangzhou Nepstar Chain Co., Ltd. 35% of the shares in Ningbo Nepstar Chain Co., Ltd.
          31% of the shares in Tianjin Nepstar Chain Co., Ltd. 31% of the shares in Qingdao Nepstar Chain Co., Ltd.